JPMorgan Chase Financial Company LLC	April 2023

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated April 21, 2023

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due April 24, 2026

All Payments on the Securities Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 3.2125% of the stated principal amount with respect to each quarterly monitoring period during which the closing price of each of the American depositary shares of British American Tobacco p.l.c. and the common stock of Philip Morris International Inc. on each day is greater than or equal to 70.00% of its initial stock price, which we refer to as a coupon barrier level.  However, if, on any day during a quarterly monitoring period, the closing price of either underlying stock is less than its coupon barrier level, you will not receive any contingent quarterly payment for the related quarterly monitoring period.  In addition, if the closing price of each underlying stock is greater than or equal to its initial stock price on any determination date (other than the first and final determination dates), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.  If the securities have not been automatically redeemed prior to maturity and the final stock price of each underlying stock is greater than or equal to 60% of its initial stock price, which we refer to as a downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the closing price of each underlying stock on each day during the final quarterly monitoring period is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period. If, however, the securities have not been automatically redeemed prior to maturity and the final stock price of either underlying stock is less than its downside threshold level, you will be exposed to the decline in the worse performing of the underlying stocks, as compared to its initial stock price, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worse performing of the underlying stocks, (i) a decline of either underlying stock below its coupon barrier level will result in few or no contingent quarterly payments and (ii) a decline of either underlying stock below its downside threshold on the final determination date will result in a significant loss of your initial investment, even if the other underlying stock appreciates or has not declined as much.  Investors will not participate in any appreciation of either underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying stocks:	American depositary shares of British American Tobacco p.l.c. (the “BAT ADSs”) (Bloomberg ticker: BTI UN Equity) and common stock of Philip Morris International Inc. (Bloomberg ticker: PM UN Equity) (each an “underlying stock”). Each BAT ADS represents one ordinary share, nominal value 25 pence per share, of British American Tobacco p.l.c. The ordinary shares of British American Tobacco p.l.c. are referred to as the “BAT underlying securities.”
Aggregate principal amount:	$6,550,000
Early redemption:

If, on any of the determination dates (other than the first and final determination dates), the closing price of each underlying stock is greater than or equal to its initial stock price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of either underlying stock is below its initial stock price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Contingent quarterly payment:

•   If the closing price of each underlying stock is greater than or equal to its coupon barrier level on each day during a quarterly monitoring period, we will pay a contingent quarterly payment of $32.125 (3.2125% of the stated principal amount) per security on the related contingent payment date.

•   If the closing price of either underlying stock is less than its coupon barrier level on any day during a quarterly monitoring period, no contingent quarterly payment will be payable with respect to that quarterly monitoring period. It is possible that one or both of the underlying stocks will be below their respective coupon barrier levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final stock price of each underlying stock is greater than or equal to its downside threshold level:	(i) the stated principal amount plus, (ii) if the closing price of each underlying stock on each day during the final quarterly monitoring period is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period.
	• If the final stock price of either underlying stock is less than its downside threshold level:	(i) the stated principal amount times (ii) the stock performance factor of the worse performing underlying stock. This cash payment will be less than 60% of the stated principal amount of the securities and could be zero.
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	April 21, 2023
Original issue date (settlement date):	April 26, 2023
Maturity date*:	April 24, 2026
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page

Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$20.00(2)	$975.00
		$5.00(3)
Total	$6,550,000.00	$163,750.00	$6,386,250.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $20.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

The estimated value of the securities on the pricing date was $928.60 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 10 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Terms continued from previous page:
Coupon barrier level:

With respect to the American depositary shares of British American Tobacco p.l.c.: $25.382, which is equal to 70.00% of its initial stock price

With respect to the common stock of Philip Morris International Inc.: $68.439, which is equal to 70.00% of its initial stock price

Downside threshold level:

With respect to the American depositary shares of British American Tobacco p.l.c.: $21.756, which is equal to 60.00% of its initial stock price

With respect to the common stock of Philip Morris International Inc.: $58.662, which is equal to 60.00% of its initial stock price

Quarterly monitoring period:	With respect to each contingent payment date, the period from but excluding the second immediately preceding determination date (or, in the case of the first determination date, from but excluding the pricing date) to and including the immediately preceding determination date
Initial stock price:	With respect to the American depositary shares of British American Tobacco p.l.c.: $36.26, which is its closing price on the pricing date
With respect to the common stock of Philip Morris International Inc.: $97.77, which is its closing price on the pricing date
Final stock price:	With respect to each underlying stock, the closing price of that underlying stock on the final determination date
Worse performing underlying stock:	The underlying stock with the worse stock performance factor
Stock performance factor:	With respect to each underlying stock, the final stock price divided by the initial stock price
Stock adjustment factor:	The stock adjustment factor of each underlying stock is referenced in determining the closing price of one share of that underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.
Determination dates *:	July 21, 2023, October 23, 2023, January 22, 2024, April 22, 2024, July 22, 2024, October 21, 2024, January 21, 2025, April 21, 2025, July 21, 2025, October 21, 2025, January 21, 2026 and April 21, 2026
Contingent payment dates*:	July 26, 2023, October 26, 2023, January 25, 2024, April 25, 2024, July 25, 2024, October 24, 2024, January 24, 2025, April 24, 2025, July 24, 2025, October 24, 2025, January 26, 2026 and the maturity date
CUSIP/ISIN:	48133VL73 / US48133VL733
Listings:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

April 2023	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due April 24, 2026 Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc., which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to $32.125 (3.2125% of the stated principal amount) per security, with respect to each quarterly monitoring period during which the closing price of each underlying stock on each day is greater than or equal to 70% of its initial stock price, which we refer to as a coupon barrier level. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date immediately following the determination date on which the related quarterly monitoring period ends. However, if the closing price of either underlying stock is less than its coupon barrier level on any day during a quarterly monitoring period, investors will receive no contingent quarterly payment for that quarterly monitoring period. It is possible that the closing price of one or both underlying stocks could be below their respective coupon barrier levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if both of the underlying stocks were to be at or above their respective coupon barrier levels on each day during some quarterly monitoring periods, one or both underlying stocks may fluctuate below their respective coupon barrier level(s) on any day during others.

If the closing price of each underlying stock is greater than or equal to its initial closing value on any determination date (other than the first and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. If the securities have not previously been redeemed and the final stock price of each underlying stock is greater than or equal to 60% of its initial stock price, which we refer to as a downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the closing price of each underlying stock on each day during the final quarterly monitoring period is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period. However, if the securities have not previously been redeemed and the final stock price of either underlying stock is less than its downside threshold level, investors will be exposed to the decline in the worse performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the stock performance factor of the worse performing underlying stock, which will be less than 60% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying stocks.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

April 2023	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to 3.2125% of the stated principal amount with respect to each quarterly monitoring period during which the closing price of each underlying stock on each day is greater than or equal to 70% of its initial stock price, which we refer to as a coupon barrier level. The securities may be redeemed prior to maturity for the stated principal amount per security plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period, and the payment at maturity will vary depending on the final stock price of each underlying stock on each day during the final quarterly monitoring period including its final stock price, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying stock closes at or above its coupon barrier level on each day during some quarterly monitoring periods but one or both of the underlying stocks closes below their respective coupon barrier levels on one or more days during the others. On the 6th determination date, the closing price of each underlying stock is greater than or equal to its initial stock price.

Investors receive the contingent quarterly payment for the quarterly monitoring periods during which the closing price of each underlying stock is at or above its coupon barrier level on each day during the related quarterly monitoring period.

On the contingent payment date immediately following the 6th determination date, the securities will be automatically redeemed for the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.

Scenario 2

This scenario assumes that each underlying stock closes at or above its coupon barrier level on each day during some quarterly monitoring periods but one or both of the underlying stocks closes below their respective coupon barrier levels on one or more days during the others, and each underlying stock closes below its initial stock price on all the determination dates prior to the final determination date. On the final determination date, each underlying stock closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly monitoring periods during which the closing price of each underlying stock is at or above its coupon barrier level on each day during the related quarterly monitoring period. At maturity, investors will receive the stated principal amount and any contingent quarterly payment otherwise due with respect to the final quarterly monitoring period.

Scenario 3

This scenario assumes that each underlying stock closes at or above its coupon barrier level on each day during some quarterly monitoring periods but one or both of the underlying stocks closes below their respective coupon barrier levels on one or more days during the others, and each underlying stock closes below its initial stock price on all the determination dates prior to the final determination date. On the final determination date, one or both of the underlying stocks close below their downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly monitoring periods during which the closing price of each underlying stock is at or above its coupon barrier level on each day during the related quarterly monitoring period. At maturity, investors will receive the stated principal amount times the stock performance factor of the worse performing underlying stock, which will be less than 60% of the stated principal amount and could be zero.

Investors will lose some, and may lose all, of their principal in this scenario.

April 2023	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices of the underlying stocks and (2) the final stock prices of the underlying stocks.

Diagram #1: First Quarterly Monitoring Period

Diagram #2: Quarterly Monitoring Periods (Other Than the First and Final Quarterly Monitoring Periods)

April 2023	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

April 2023	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing price of each underlying stock on each day during a quarterly monitoring period and the closing price of each underlying stock on each quarterly determination date, respectively, and the amount you will receive at maturity, if any, will be determined by reference to the final stock price of each underlying stock and the closing price of each underlying stock on each day during the final quarterly monitoring period. The hypothetical initial stock price of each underlying stock of $100.00 has been chosen for illustrative purposes only and does not represent the actual initial stock price of either underlying stock. The actual initial stock price of each underlying stock is the closing price of that underlying stock on the pricing date and is specified on the cover of this pricing supplement. For historical data regarding the actual closing prices of each underlying stock, please see the historical information set forth under “British American Tobacco p.l.c. Overview” and “Philip Morris International Inc. Overview,” as applicable, in this pricing supplement. The actual coupon barrier level and downside threshold level of each underlying stock will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Contingent quarterly payment:	A contingent quarterly payment of $32.125 per quarter per security will be paid on the securities on each contingent payment date but only if the closing price of each underlying stock is at or above its coupon barrier level on each day during the related quarterly monitoring period.
Early redemption:	If the closing price of each underlying stock is greater than or equal to its initial stock price on any quarterly determination date (other than the first and final determination dates), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final stock price of each underlying stock is greater than or equal to its downside threshold level: the stated principal amount and, if the closing price of each underlying stock on each day of the final quarterly monitoring period is greater than or equal to its coupon barrier level, the contingent quarterly payment with respect to the final quarterly monitoring period.

If the final stock price of either underlying stock is less than its downside threshold level: (i) the stated principal amount times (ii) the stock performance factor of the worse performing underlying stock

Stated principal amount:	$1,000 per security
Hypothetical initial stock price:	With respect to the American depositary shares of British American Tobacco p.l.c.: $100.00 With respect to the common stock of Philip Morris International Inc.: $100.00
Hypothetical coupon barrier level:

With respect to the American depositary shares of British American Tobacco p.l.c.: $70.00, which is 70% of the hypothetical initial stock price

With respect to the common stock of Philip Morris International Inc.: $70.00, which is 70% of the hypothetical initial stock price

Hypothetical downside threshold level:

With respect to the American depositary shares of British American Tobacco p.l.c.: $60.00, which is 60.00% of its hypothetical initial stock price

With respect to the common stock of Philip Morris International Inc.: $60.00, which is 60.00% of its hypothetical initial stock price

April 2023	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a quarterly monitoring period:

	Lowest closing price during quarterly monitoring period		Contingent quarterly payment
	American depositary shares of British American Tobacco p.l.c.	Common stock of Philip Morris International Inc.
Hypothetical Quarterly Monitoring Period 1	$80 (at or above coupon barrier level)	$85 (at or above coupon barrier level)	$32.125
Hypothetical Quarterly Monitoring Period 2	$55 (below coupon barrier level)	$75 (at or above coupon barrier level)	$0
Hypothetical Quarterly Monitoring Period 3	$80 (at or above coupon barrier level)	$50 (below coupon barrier level)	$0
Hypothetical Quarterly Monitoring Period 4	$50 (below coupon barrier level)	$45 (below coupon barrier level)	$0

During hypothetical quarterly monitoring period 1, each underlying stock closes at or above its coupon barrier level on each day. Therefore, a contingent quarterly payment of $32.125 is payable on the relevant contingent payment date.

During each of the hypothetical quarterly monitoring periods 2 and 3, one underlying stock closes at or above its coupon barrier level on each day but the other underlying stock closes below its coupon barrier level on at least one day. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

During hypothetical quarterly monitoring period 4, each underlying stock closes below its coupon barrier level on at least one day and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing price of either underlying stock is below its coupon barrier level on any day during the related quarterly monitoring period.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing price		Early redemption payment
	American depositary shares of British American Tobacco p.l.c.	Common stock of Philip Morris International Inc.
Hypothetical Determination Date 1	$110 (at or above initial stock price)	$90 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	$90 (below initial stock price)	$80 (below initial stock price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	$110 (at or above initial stock price)	$120 (at or above initial stock price)	$1,000.00 (the stated principal amount) plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period

The securities are not redeemable prior to the second contingent payment date. These examples assume that each of determination dates 1 through 3 occurs on or after the second determination date and is not the final determination date.

On hypothetical determination date 1, one underlying stock closes at or above its initial stock price but the other underlying stock closes below its initial stock price. Therefore, the securities remain outstanding and are not redeemed early.

April 2023	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

On hypothetical determination date 2, each underlying stock closes below its initial stock price. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 3, each underlying stock closes at or above its initial stock price. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Lowest closing price during final quarterly monitoring period			Final stock price		Payment at maturity
	American depositary shares of British American Tobacco p.l.c.	Common stock of Philip Morris International Inc.		American depositary shares of British American Tobacco p.l.c.	Common stock of Philip Morris International Inc.
Example 1:	$90 (at or above coupon barrier level)	$85 (at or above coupon barrier level)	$100 (at or above downside threshold level and coupon barrier level)	$90 (at or above downside threshold level and coupon barrier level)		$1,032.125 (the stated principal amount plus the contingent quarterly payment with respect to the final quarterly monitoring period)
Example 2:	$40 (below coupon barrier level)	$45 (below coupon barrier level)	$65 (at or above downside threshold level, but below coupon barrier level)	$90 (at or above downside threshold level and coupon barrier level)		$1,000 (the stated principal amount)
Example 3:	$80 (at or above coupon barrier level)	$35 (below coupon barrier level)	$110 (at or above downside threshold level and coupon barrier level)	$50 (below downside threshold level)		$1,000 × stock performance factor of the worse performing underlying stock = $1,000 × ($50 / $100) = $500.00
Example 4:	$30 (below coupon barrier level)	$45 (below coupon barrier level)	$40 (below downside threshold level)	$55 (below downside threshold level)		$1,000 × ($40 / $100) = $400.00
Example 5:	$40 (below coupon barrier level)	$20 (below coupon barrier level)	$50 (below downside threshold level)	$30 (below downside threshold level)		$1,000 × ($30 / $100) = $300.00

In example 1, the final stock price of each underlying stock is at or above its downside threshold level and each underlying stock closes at or above its coupon barrier level on each day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final quarterly monitoring period.

In example 2, the final stock price of each underlying stock is at or above its downside threshold level but at least one underlying stock closes below its coupon barrier level on at least one day during the final quarterly monitoring period. Therefore, you receive at maturity the stated principal amount of the securities but no contingent quarterly payment is payable with respect to the final quarterly monitoring period.

In example 3, the final stock price of one underlying stock is at or above its downside threshold level but the final stock price of the other underlying stock is below its downside threshold level. Therefore, you are exposed to the downside performance of the worse performing underlying stock at maturity and receive a cash payment at maturity equal to the stated principal amount times the stock performance factor of the worse performing underlying stock.

Similarly, in examples 4 and 5, the final stock price of each underlying stock is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the stock performance factor of the worse performing underlying stock.

If the final stock price of either underlying stock is below its downside threshold level, you will be exposed to the downside performance of the worse performing underlying stock at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

April 2023	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price of either of the underlying stocks is less than its downside threshold level, you will be exposed to the decline in the closing price of the worse performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the stock performance factor of the worse performing underlying stock. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly monitoring period if the closing price of either underlying stock is less than its coupon barrier level on any day during that quarterly monitoring period. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly monitoring period only if the closing price of each underlying stock on each day during the quarterly monitoring period is greater than or equal to its coupon barrier level. If the closing price of either underlying stock is below its coupon barrier level on any day during a quarterly monitoring period, you will not receive a contingent quarterly payment for that quarterly monitoring period. It is possible that the closing price of one or both underlying stocks could be below their respective coupon barrier levels on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.
▪	The contingent quarterly payment is based on the closing prices of the underlying stocks during the quarterly monitoring periods. Whether the contingent quarterly payment will be made with respect to a quarterly monitoring period will be based on the closing price of each underlying stock on each day during that quarterly monitoring period. As a result, you will not know whether you will receive the contingent quarterly payment until the end of the related quarterly monitoring period. Moreover, because the contingent quarterly payment is based on the closing price of each underlying stock on each day during that quarterly monitoring period, if the closing price of either of the underlying stocks on any day during that quarterly monitoring period is below its coupon barrier level, you will not receive any contingent quarterly payment with respect to that quarterly monitoring period, even if the closing price of that underlying stock was higher on other days during that quarterly monitoring period.
▪	You are exposed to the price risk of both underlying stocks, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. The performance of the underlying stocks may not be correlated. Poor performance by either underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. Accordingly, your investment is subject to the risk of decline in the closing price of each underlying stock.

To receive any contingent quarterly payments, each underlying stock must close at or above its coupon barrier level on each day throughout a quarterly monitoring period. In addition, if either underlying stock has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worse performing underlying stock, as compared to its initial stock price, on a 1-to-1 basis, even if the other underlying stock has appreciated. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worse performing underlying stock, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in

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Principal at Risk Securities

the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying stock. With two underlying stocks, it is more likely that either underlying stock will close below its coupon barrier level on any day during a quarterly monitoring period or below its downside threshold level on the final determination date than if the securities were linked to only one underlying stock. In addition, you will not benefit from the performance of the underlying stock other than the worse performing underlying stock. Therefore, it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation of either underlying stock. Investors will not participate in any appreciation of either underlying stock from its initial stock price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each quarterly monitoring period during on which the closing price of each underlying stock on each day is greater than or equal to its coupon barrier level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of

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Principal at Risk Securities

these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial stock prices, the coupon barrier levels and the downside threshold levels and will determine the final stock prices, whether the closing price of each underlying stock on any determination date is greater than or equal to its initial stock price and whether the closing price of either underlying stock is below its coupon barrier level on any day during any quarterly monitoring period or is below its downside threshold level on the final determination date. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing prices of the underlying stocks. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial stock prices and, as a result, the coupon barrier levels, which are the respective levels at or above which the underlying stocks must close on each day during a quarterly monitoring period in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worse performing underlying stock at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the values of the underlying stocks on any day during any quarterly monitoring period or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for

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Principal at Risk Securities

assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each underlying stock, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the closing price of each underlying stock;

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Principal at Risk Securities

o	the time to maturity of the securities;
o	whether the closing price of one share of either underlying stock has been, or is expected to be, less than its coupon barrier level on any day during any quarterly monitoring period and whether the final stock price of either underlying stock is expected to be less than its downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the underlying stocks;
o	the actual and expected positive or negative correlation between the underlying stocks, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to its stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stocks

▪	There are risks associated with investments in securities linked to the value of equity securities issued by a non-U.S. company with respect to the BAT ADSs. The BAT ADSs are issued by a non-U.S. company. Investments in securities linked to the value of any equity securities issued by a non-U.S. company involve risks associated with the home country of that company. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. That country may be subjected to different and, in some cases, more adverse economic environments.
▪	The securities are subject to currency exchange rate risk with respect to the BAT ADSs. Because the BAT ADSs of Nokia are quoted and traded in U.S. dollars on the New York Stock Exchange and the BAT underlying securities are quoted and traded in British pounds sterling on the London Stock Exchange and South African rands on the Johannesburg Stock Exchange, fluctuations in the exchange rate between each of these non-U.S. currencies and the U.S. dollar will likely affect the relative value of the BAT ADSs and the BAT underlying securities in the three currencies and, as a result, will likely affect the market price of the BAT ADSs trading on the New York Stock Exchange. These trading differences and currency exchange rates may affect the market value of the notes and whether the closing price of the BAT ADSs will fall below its coupon barrier level on any day during any quarterly monitoring period or its downside threshold level on the final determination date. Each of the British pound sterling and the South African rand has been subject to fluctuations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate between each of these non-U.S. currencies and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in that rate that may occur over the term of the notes. The exchange rate between each of these non-U.S. currencies and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate results over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the United Kingdom, South Africa and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments, any political, civil or military unrest and the extent of governmental surpluses or deficits in the United Kingdom, South Africa and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the United Kingdom, South Africa and the United States and other jurisdictions important to international trade and finance.
▪	There are important differences between the rights of holders of the BAT ADSs and the rights of holders of the BAT underlying securities. The BAT ADSs are not the BAT underlying securities represented by the BAT ADSs, and there exist important differences between the rights of holders of BAT ADSs and the rights of holders of the BAT underlying securities. Each BAT ADS is a security evidenced by American depositary receipts that represents a certain number of BAT underlying securities. Generally, American Depositary Shares (“ADSs”) are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the non-U.S. issuer and holders of the ADSs, which may be different from the rights of holders of the underlying securities. For

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Principal at Risk Securities

example, the non-U.S. issuer may make distributions in respect of the underlying securities that are not passed on to the holders of ADSs.  Any such differences between the rights of holders of the BAT ADSs and holders of the BAT underlying securities may be significant and may materially and adversely affect the value of the securities.

▪	Investing in the securities is not equivalent to investing in either underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to either underlying stock.
▪	No affiliation with British American Tobacco p.l.c. or Philip Morris International Inc. British American Tobacco p.l.c. and Philip Morris International Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to British American Tobacco p.l.c. and Philip Morris International Inc. in connection with this offering.
▪	We may engage in business with or involving British American Tobacco p.l.c. or Philip Morris International Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with British American Tobacco p.l.c. or Philip Morris International Inc. without regard to your interests and thus may acquire non-public information about British American Tobacco p.l.c. or Philip Morris International Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to British American Tobacco p.l.c. or Philip Morris International Inc., which may or may not recommend that investors buy or hold an underlying stock.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying stocks, or engaging in transactions in them, and any such action could adversely affect the value of the securities or the underlying stocks. These legislative and regulatory actions could result in restrictions on the securities or the delisting of the underlying stocks. You may lose a significant portion or all of your initial investment in the securities, including if an underlying stock is delisted or if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.
▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor of an underlying stock and other adjustments for certain corporate events affecting that underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect either underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

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Principal at Risk Securities

British American Tobacco p.l.c. Overview

British American Tobacco p.l.c., a U.K. company, is a multi-category consumer goods company that provides tobacco and nicotine products to consumers around the world. The American depositary shares of British American Tobacco p.l.c. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by British American Tobacco p.l.c. pursuant to the Exchange Act can be located by reference to the SEC file number 001-38159 through the SEC’s website at www.sec.gov.

Information as of market close on April 21, 2023:

Bloomberg Ticker Symbol:	BTI	52 Week High (on 6/7/2022):	$45.21
Current Closing Price:	$36.26	52 Week Low (on 3/23/2023):	$34.60
52 Weeks Ago (on 4/21/2022):	$43.52

The following table sets forth the published high and low closing prices of, as well as dividends on, the American depositary shares of British American Tobacco p.l.c. for each quarter in the period from January 1, 2018 through April 21, 2023. The closing price of the American depositary shares of British American Tobacco p.l.c. on April 21, 2023 was $36.26. The associated graph shows the closing prices of the American depositary shares of British American Tobacco p.l.c. for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the American depositary shares of British American Tobacco p.l.c. has experienced significant fluctuations. The historical performance of the American depositary shares of British American Tobacco p.l.c. should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the American depositary shares of British American Tobacco p.l.c. on any day during any quarterly monitoring period, including on the final determination date.

American Depositary Shares of British American Tobacco p.l.c.	High	Low	Dividends (Declared)
2018
First Quarter	$71.36	$54.06	$2.52
Second Quarter	$60.30	$48.34	—
Third Quarter	$54.80	$46.24	—
Fourth Quarter	$46.39	$31.33	—
2019
First Quarter	$42.20	$31.41	$2.56
Second Quarter	$41.43	$34.67	—
Third Quarter	$38.96	$34.18	—
Fourth Quarter	$42.80	$34.32	—
2020
First Quarter	$45.48	$27.64	$2.72
Second Quarter	$41.21	$35.07	—
Third Quarter	$39.54	$33.22	—
Fourth Quarter	$39.30	$31.83	—
2021
First Quarter	$39.81	$35.06	$2.92
Second Quarter	$40.51	$37.35	—
Third Quarter	$39.52	$35.28	—
Fourth Quarter	$37.56	$33.65	—
2022
First Quarter	$47.18	$37.97	$2.62
Second Quarter	$45.21	$40.72	—

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Principal at Risk Securities

American Depositary Shares of British American Tobacco p.l.c.	High	Low	Dividends (Declared)
Third Quarter	$43.28	$35.50	—
Fourth Quarter	$42.35	$36.20	—
2023
First Quarter	$40.69	$34.60	$2.78
Second Quarter (through April 21, 2023)	$36.53	$35.03	—

We make no representation as to the amount of dividends, if any, that British American Tobacco p.l.c. may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the American depositary shares of British American Tobacco p.l.c.

The American Depositary Shares of British American Tobacco p.l.c. Historical Performance – Daily Closing Prices January 2, 2018 to April 21, 2023*

*The red dotted line in the graph indicates the coupon barrier level, equal to 70% of the closing price on April 21, 2023, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing price on April 21, 2023.

This document relates only to the securities offered hereby and does not relate to the common shares or other securities of British American Tobacco p.l.c. We have derived all disclosures contained in this document regarding the American depositary shares of British American Tobacco p.l.c. from the publicly available documents described in the first paragraph under this “British American Tobacco p.l.c. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to British American Tobacco p.l.c. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding British American Tobacco p.l.c. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “British American Tobacco p.l.c. Overview” section) that would affect the trading price of the American depositary shares of British American Tobacco p.l.c. (and therefore the price of the American depositary shares of British American Tobacco p.l.c. at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning British American Tobacco p.l.c. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the American depositary shares of British American Tobacco p.l.c.

April 2023	Page 17

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Philip Morris International Inc. Overview

Philip Morris International Inc. is an international tobacco company whose current product portfolio primarily consists of cigarettes and smoke-free products, which include heat-not-burn, vapor and oral nicotine products. The common stock of Philip Morris International Inc. is registered under the Exchange Act and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Philip Morris International Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-33708 through the SEC’s website at www.sec.gov.

Information as of market close on April 21, 2023:

Bloomberg Ticker Symbol:	PM	52 Week High (on 5/25/2022):	$108.57
Current Closing Price:	$97.77	52 Week Low (on 9/30/2022):	$83.01
52 Weeks Ago (on 4/21/2022):	$105.06

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Philip Morris International Inc. for each quarter in the period from January 1, 2018 through April 21, 2023. The closing price of the common stock of Philip Morris International Inc. on April 21, 2023 was $$97.77. The associated graph shows the closing prices of the common stock of Philip Morris International Inc. for each day in the same period. We obtained the closing price information above and the information in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the common stock of Philip Morris International Inc. has experienced significant fluctuations. The historical performance of the common stock of Philip Morris International Inc. should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the common stock of Philip Morris International Inc. on any day during any quarterly monitoring period, including on the final determination date.

Common Stock of Philip Morris International Inc.	High	Low	Dividends (Declared)
2018
First Quarter	$110.60	$95.63	$1.07
Second Quarter	$103.30	$76.85	$1.14
Third Quarter	$86.84	$77.45	$1.14
Fourth Quarter	$90.63	$65.97	$1.14
2019
First Quarter	$91.91	$66.44	$1.14
Second Quarter	$88.20	$76.65	$1.14
Third Quarter	$88.73	$71.20	$1.17
Fourth Quarter	$86.31	$76.37	$1.17
2020
First Quarter	$89.64	$59.98	$1.17
Second Quarter	$77.96	$67.78	$1.17
Third Quarter	$81.94	$69.99	$1.20
Fourth Quarter	$86.09	$70.04	$1.20
2021
First Quarter	$90.99	$79.06	$1.20
Second Quarter	$100.50	$88.06	$1.20
Third Quarter	$106.10	$94.79	$1.25
Fourth Quarter	$98.85	$85.94	$1.25
2022
First Quarter	$111.90	$88.87	$1.25
Second Quarter	$108.57	$95.66	$1.25
Third Quarter	$101.72	$83.01	$1.27
Fourth Quarter	$104.30	$84.00	$1.27

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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Common Stock of Philip Morris International Inc.	High	Low	Dividends (Declared)
2023
First Quarter	$105.39	$90.27	$1.27
Second Quarter (through April 21, 2023)	$101.51	$96.71	—

We make no representation as to the amount of dividends, if any, that Philip Morris International Inc. may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Philip Morris International Inc.

The Common Stock of Philip Morris International Inc. Historical Performance – Daily Closing Prices January 2, 2018 to April 21, 2023*

*The red dotted line in the graph indicates the coupon barrier level, equal to 70% of the closing price on April 21, 2023, and the black dotted line in the graph indicates the downside threshold level, equal to 60% of the closing price on April 21, 2023.

This document relates only to the securities offered hereby and does not relate to the common stock or other securities of Philip Morris International Inc. We have derived all disclosures contained in this document regarding the common stock of Philip Morris International Inc. from the publicly available documents described in the first paragraph under this “Philip Morris International Inc. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Philip Morris International Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Philip Morris International Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Philip Morris International Inc. Overview” section) that would affect the trading price of the common stock of Philip Morris International Inc. (and therefore the price of the common stock of Philip Morris International Inc. at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Philip Morris International Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the common stock of Philip Morris International Inc.

April 2023	Page 19

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a

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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “British American Tobacco p.l.c. Overview” and “Philip Morris International Inc. Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling

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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for securities, each purchaser of securities in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the securities that such purchaser:

•        is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the securities as principal for its own account, or is deemed to be purchasing the securities as principal by applicable law;

•        is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•        is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•        is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The securities are being distributed in Canada on a private placement basis only and therefore any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the securities are not listed on any stock exchange in Canada and there is currently no public market for the securities in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing securities, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any securities purchased and other specified personally identifiable information (the “personal information”), including the principal amount of securities that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing securities, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 24, 2026

Based on the Worse Performing of the American Depositary Shares of British American Tobacco p.l.c. and the Common Stock of Philip Morris International Inc.
Principal at Risk Securities

Furthermore, by purchasing securities, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing securities, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The securities will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce securities in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of securities. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture

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Principal at Risk Securities

and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

April 2023	Page 24